EXHIBIT 10.34.2

                               AMENDMENT No. 1 to

                            CAPITAL ACCUMULATION PLAN

The Capital Accumulation Plan (the "Plan"), amended and restated as of September 16, 1998, is hereby amended effective December 1, 1999, as follows:

1.   Article 2 "Definitions"

     a.   The definition of "Normal Retirement" is amended to read as follows:

          Normal Retirement. "Normal Retirement" shall mean the termination of a
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          Participant's position as a Director or employment with the Company for any reason other than death or Disability on or after the Participant attains age 62.

2.   All other terms and conditions of the Plan remain in full force and effect.